UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2008

Cherokee International Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50593	95-4745032
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2841 Dow Avenue, Tustin, California		92780
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 544-6665

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04               Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On November 1, 2008, the $46.6 million aggregate principal amount outstanding under the 5.25% Senior Notes of Cherokee International Corporation (the “Company”) became due and payable.    As previously disclosed, the Company did not have sufficient cash available to repay this indebtedness.  The Company made the interest payment due on November 1 but was unable to pay the principal amount outstanding at maturity and a payment default occurred.  As a result of the payment default, in addition to the aggregate principal amount outstanding under the Senior Notes, the Company is required to pay interest on overdue principal at the default rate of 6.25% per annum. It is anticipated that the previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 24, 2008, by and among Lineage Power Holdings, Inc., a Delaware corporation (“Lineage”), Birdie Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lineage (“Merger Sub”), and the Company, as the agreement may be amended from time to time, will close on or about November 21, 2008, after stockholders vote on the Merger at the Special Meeting of Stockholders to be held on November 18, 2008.  As a result of the Merger, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Lineage, the Senior Notes will remain an obligation of the Company.  The Company anticipates that the outstanding amounts due and payable under the Senior Notes, together with default interest on overdue principal, will be paid in full at or after the closing of the Merger.  If the Merger fails to be consummated, the Company may be forced to refinance on terms that are materially less favorable, seek funds through other means such as a sale of the Company’s assets, or otherwise significantly alter the operating plan of the Company, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations and the ability of the Company to continue as a going concern.

Forward-Looking and Cautionary Statements

This report contains forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

The forward-looking statements in this report include, without limitation, expectations with respect to the closing of the proposed Merger.  Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the parties’ ability to consummate the transaction as expected; the possibility that one or more of the conditions to the consummation of the transaction may not be satisfied; the possibility that regulatory and/or shareholder approvals required for the transaction may not be obtained in a timely manner, if at all; the parties’ ability to meet expectations regarding the timing, completion, and other matters relating to the transaction; any event that could give rise to the termination of the Merger Agreement; and additional factors identified in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statements, even though the Company’s situation may change in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee International Corporation

	By:	/s/ Linster W. Fox
Linster (Lin) W. Fox
Chief Financial Officer
Dated: November 6, 2008